UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM
8‑K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2022

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into a Material Agreement.

Securities Purchase Agreement; Related Transaction Agreements

In its Current Report on Form 8-K that was filed on December 27, 2021, Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) reported that the Company had entered into a binding Memorandum of Understanding with ExxonMobil Oil Corporation, a New York corporation, pursuant to which ExxonMobil Oil Corporation agreed to purchase shares of the Company’s newly created Series C Preferred Stock and certain warrants for $125,000,000.  In accordance with the Memorandum of Understanding, as extended, on February 2, 2022 ExxonMobil Renewables LLC (“ExxonMobil”), an affiliate of ExxonMobil Oil Corporation, and nine other institutional investors

(
all of whom are also lender under the
C
ompany's existing senior credit facility
)
 entered into a Securities Purchase Agreement (“Purchase Agreement”) pursuant to which the investors agreed to purchase a total of $145,000,000 of the Company’s new Series C Preferred Stock and warrants to purchase shares of the Company’s common stock (of the $145,000,000, ExxonMobil has agreed to invest $125,000,000, and remaining investors will invest a total of $20,000,000).
The closing of the sale of securities under the Purchase Agreement (the “Closing”) is expected to occur by the end of February 2022, subject to customary closing conditions including the expiration or termination of th
e applicable waiting period required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
There can be no assurance that the Closing will occur as planned.

Under the Purchase Agreement, the Company agreed to sell to the investors (i) shares of the Company’s newly created Series C Preferred Stock (“Series C Preferred”), and (ii) warrants to purchase 18,547,731 shares of the Company’s common stock (the “GCEH Warrants”).  The aggregate consideration to be paid to the Company by all of the investors for the shares of Series C Preferred and the GCEH Warrants will be $145,000,000.  Under the Purchase Agreement, ExxonMobil has paid the Company $10,000,000 as a deposit against the purchase price payable by ExxonMobil at Closing.  ExxonMobil also has agreed to make two additional deposits of $20,000,000 each, if necessary, if the Closing does not occur by March 1, 2022 and by April 1, 2022.

As additional consideration for its investment in the Company, at the Closing the Company has agreed to grant to ExxonMobil (i) a warrant to purchase up to 33% of the outstanding shares of common stock of Sustainable Oils, Inc. (“SusOils”) for a total exercise price of $33,000,000 (“SusOils Warrant”), and (ii) an additional warrant (the “GCEH Tranche II Warrant”) for the purchase of up to 6,500,000 shares of common stock at an exercise price per share of $3.75, subject to vesting conditions.
Sus
O
ils
is the Company’s wholly-owned subsidiary that holds our Camelina assets and operates our Camelina feedstock business.   Until the full exercise, expiration or transfer of the GCEH Warrant, GCEH Tranche II Warrant and SusOils Warrant, ExxonMobil will also have rights of first refusal to purchase additional shares of common stock of both the Company and SusOils for cash in connection with future offerings.

Certificate of Designations of Series C Preferred Stock

Prior to the Closing, the Company will file a Certificate of Designations of Series C Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State.  Under Certificate of Designations, the holders of the Series C Preferred shall be entitled to receive dividends at a rate of 15%, compounded quarterly;
provided
,
however
, until March 31, 2024 we may elect not to pay some or all of the accrued dividends in cash, in which case the unpaid dividends shall accrue and be added to the original issuance price of the shares of Series C Preferred.  The shares of Series C Preferred shall not be convertible into shares of our common stock.

2

Except as otherwise required by law or with respect to certain protective provisions to be included in the Certificate of Designations, the holders of Series C Preferred shall have no right to vote on matters submitted to a vote of our stockholders.  Notwithstanding the foregoing,
s
o long as any shares of Series C Preferred Stock are outstanding, without the prior written consent of ExxonMobil we may not take certain actions, including the following: (i) amend our Certificate of Incorporation, our bylaws, the Certificate of Designations or the governing documents of our principal subsidiaries in a manner that would be adverse to any holder of such shares in any material respect; (ii) commence any proceeding or action under applicable bankruptcy law, (iii) enter into a change of control transaction, (iv) authorize or issue other securities or securities convertible into or exercisable for any equity security, in each case if such security is on parity with or senior to, the shares of the Series C Preferred, or increase the authorized number of shares of any such equity securities; (v) permit the Company or any of its subsidiaries to incur additional indebtedness in excess of $15,000,000 other than indebtedness contemplated by our annual budget, (vi) declare any dividend on any securities that are on parity with, or junior to the Series C Preferred, (vii) increase the size of our Board of Directors, (viii) hire or terminate our Chief Executive Officer, Chief Financial Officer, or Executive Vice President, or materially change of the authority or responsibilities of such officers, (ix) enter into certain related party transactions, or (x) adopt an annual operating budget, make material changes to that approved annual budget, or sell or pledge assets other than as provided in the approved annual budget.  In addition, for so long as ExxonMobil holds any shares of Series C Preferred, ExxonMobil shall have the right, exercisable at its option, to appoint two directors to the Company’s Board of Directors and, if the Series C Preferred shares have not been redeemed prior to the fifth anniversary of issuance, or upon an event of default under the Certificate of Designations, ExxonMobil will have the right to appoint a majority of the Board of Directors.

The Certificate of Designations provides that we will have the right, at any time, to redeem/repurchase the outstanding shares of Series C Preferred (in increments of no less than $25,000,000), for an amount equal to the Corporation Redemption Price.  Upon the liquidation of the Company, available cash proceeds will first be distributable to the holders of the Series C Preferred until they have received an amount equal to the Corporation Redemption Price.  The “Corporation Redemption Price” is an amount of cash that would have to be distributed so that the aggregate of all cash distributions paid to the holders of Series C Preferred since the date of issuance equals the greater of (i) the original issuance price, as adjusted, and (ii) (x) until the second anniversary of its issuance, an amount equal to 1.85 times the initial purchase price, as adjusted, and (y) from and after the second anniversary of its issuance, an amount equal to two times the initial purchase price, as adjusted.

GCEH Warrants

Under the Purchase Agreement, the Company also agreed that at the Closing it will issue the GCEH Warrants to the purchasers of the Series C Preferred.  The GCEH Warrants will have a per share exercise price equal to the lower of (x) 50% of the volume weighted average price per share prior to the Closing, and (y) $2.25. The GCEH Warrants shall have a five-year term and the right to be exercised for cash or by means of cashless exercise.

GCEH Tranche II Warrant

Under the Purchase Agreement, at the Closing the Company will also issue to ExxonMobil the GCEH Tranche II Warrant.  The GCEH Tranche II Warrant will entitle ExxonMobil to purchase up to 6,500,000 shares at a purchase price of $3.75 per share until the sixth anniversary of the date of issuance.  The GCEH Tranche II Warrant, however, cannot be exercised until the earlier of (i) the date on which ExxonMobil Oil Corporation extends the term of the five-year Product Off-Take Agreement dated effective April 10, 2019 (as amended), entered into between a subsidiary of the Company and ExxonMobil Oil Corporation, or (ii) a change of control or sale of the Company, or the dissolution of the Company.

3

Amendments and Waiver to Credit Agreement and Amendments to Forbearances

Concurrently with the execution of the Purchase Agreement on February 2, 2022, certain indirect subsidiaries of the Company entered into (i) Amendment No. 7 to Credit Agreement (“Amendment No. 7”) with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent and collateral agent (in such capacity, the “Senior Administrative Agent”), and the lenders (the “Senior Lenders”)
who agreed to provide financing under that senior secured term loan facility, (ii) Amendment No. 1 to Forbearance and Conditional Waiver Agreement (the “Senior Forbearance Amendment”) with the Senior Administrative Agent and the Senior Lenders, (iii) Amendment No. 1 to Consent No. 5, Forbearance and Conditional Waiver Agreement (the “Mezzanine Forbearance Amendment”) with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent and collateral agent (in such capacity, the “Mezzanine  Administrative Agent”), and the lenders under the mezzanine credit agreement (the “Mezzanine Lenders”) and (iv) Amendment No. 8 to Credit Agreement (“Amendment No. 8”) with the Senior Administrative Agent and the Senior Lenders.

Under Amendment No. 7, the stated maturity date of the previously disclosed bridge loans was extended from January 31, 2022 to February 23, 2022.  Under the Senior Forbearance Amendment and the Mezzanine Forbearance Amendment, (i) each respective forbearance period and (ii) each respective deadline to satisfy the conditions precedent for the conditional waivers to become permanent waivers were extended from January 31, 2022 to February 23, 2022.

All loans under the senior credit agreement have been funded, and under Amendment No. 8, the senior loan continues to bear interest at the rate of 12.5% per annum, payable quarterly, but the Company’s BKRF OCB, LLC subsidiary (“BKRF Senior Borrower”) may now defer up to 3.0% per annum of the interest for each quarter until the earlier of September 30, 2022 and the final completion of the retooling of the biorefinery refinery in Bakersfield, California (the “Refinery”), such deferred interest being added to principal.

In addition, the parties agreed to various amendments to the representations and warranties, affirmative and negative covenants and events of default in the senior loan facility, including (i) the Company’s loan subsidiaries may enter into working capital facilities in an amount of up to $125 million without the Senior Lenders’ consent, and BKRF Senior Borrower agreed to use its commercially reasonable efforts to enter into a permitted working capital facility on or before June 30, 2022; (ii) the retooling of the Refinery must be substantially complete by August 31, 2022 (subject to extension for up to 90 days under certain circumstance); and (iii) the final completion of the retooling of the Refinery must be achieved by January 31, 2023.

Amendment No. 8 will become effective upon the satisfaction or waiver of certain conditions, including (i) the payment of a $95.4 million cash equity contribution to BKRF Senior Borrower; (ii) the repayment by BKRF Senior Borrower of all then-outstanding bridge loans; (iii) the execution and delivery of the master assignment and assumption agreement by and among the Mezzanine Lenders, as assignors, the Company, as assignee, and the Mezzanine Administrative Agent, pursuant to which the Company shall purchase and assume, and the assigning Mezzanine Lenders shall sell and assign, all of the respective assigning Mezzanine Lenders’ right and obligations (including their commitments to make loans to the Company’s BKRF HCB, LLC subsidiary, as the mezzanine borrower, in the aggregate amount of $67,400,000) in their respective capacities as lenders under the mezzanine loan credit agreement and certain related financing documents; and (iv) the issuance to the Senior Lenders of warrants to purchase the Company’s outstanding common stock
(which warrants are included in
t
he GCEH
W
arrants to be issued under the
P
urchase
A
greement)

as consideration for the previously disclosed Amendment No. 6 to Credit Agreement and the forbearance agreements.

4

The foregoing descriptions of Amendment No. 7, Amendment No. 8, the Senior Forbearance Amendment, and the Mezzanine Forbearance Amendment are summaries and are qualified in their entirety by reference to those agreements, copies of which are filed hereto as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference.

Amendments to Products Off-Take Agreement and Term Purchase Agreement.

Bakersfield Renewable Fuels, LLC (“BKRF), a subsidiary of the Company, and ExxonMobil Oil Corporation are parties to a Product Off-Take Agreement and a Term Purchase Agreement. On February 2, 2022 BKRF and ExxonMobil Oil Corporation entered into amendments to both of these agreements. The Product Off-Take Agreement and the Term Purchase Agreement were amended to conform certain provision, such as the nomination procedures for volumes of renewable diesel and the dispute procedures.

The Product Offtake Agreement was amended to provide that, if at the end of a contract year the Company has not delivered
the contracted amounts of fuel available for delivery (other than excused thereunder), then any undelivered amounts will be rolled forward for delivery in the following year
(although the deficient amount
s
 will not be available to be sold under the Term Purchase Agreement
)
.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022 the Company entered into an employment agreement (the “Employment Agreement”) with Ralph J. Goehring, the Company’s current Senior Vice President and Chief Financial Officer.  The Employment Agreement became effective on February 2, 2022 and has a three-year term.

Under the Employment Agreement, the Company agreed to pay Mr. Goehring an annual base salary of $325,000.  Mr. Goehring will also be eligible to participate in the Company’s annual bonus plan, pursuant to which he will have the opportunity to earn a year-end cash bonus equal to fifty percent (50%) of his annual base salary (the “Annual Bonus”).  Mr. Goehring’s bonus will be based on the achievement of certain specified objectives.

Concurrently with t
he execution of the Employment Agreement, Mr. Goehring was granted an option to purchase 50,000 shares of common stock at an exercise price of $3.92 per share (the closing price of the Company’s common stock on the date before the Employment Agreement was executed).  The option has a five-year term and will vests in twelve equal quarterly installments.

There are no arrangements or understandings between Mr. Goehring and any other persons pursuant to which he was chosen as an officer of the Company.  There are no family relationships between Mr. Goehring and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer.  Mr. Goehring is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

5

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series C Preferred Stock of Global Clean Energy Holdings, Inc.
3.2	Form of Warrant to be issued to the purchasers of the Company’s Series C Preferred Stock
3.3	Form of Warrant to be issued to ExxonMobil Renewables, LLC
10.1	Securities Purchase Agreement, dated February 2, 2022, among Global Clean Energy Holdings, Inc. and the investors thereunder.
10.2	Amendment No. 7 to Credit Agreement and Waiver, dated as of February 2, 2022, between BKRF OCB, LLC, BKRF OCP, LLC, and the senior lenders referred to therein.
10.3	Amendment No. 8 to Credit Agreement and Waiver, dated as of February 2, 2022, between BKRF OCB, LLC, BKRF OCP, LLC, and the senior lenders referred to therein.
10.4	Amendment No. 1 to Forbearance and Conditional Waiver Agreement with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, dated February 2, 2022
10.5	Amendment No. 1 to Consent No. 5, Forbearance and Conditional Waiver Agreement with Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, dated
10.6	Employment Agreement, dated February 2, 2022, by and between Global Clean Energy Holdings, Inc. and Ralph Goehring.
99.1	Global Clean Energy Holdings, Inc. press release, February 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 8 , 2022	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer

7